Exhibit 99.1

NEWS RELEASE

Geokinetics to Present at EnerCom’s London Oil & Gas Conference™4

HOUSTON, TEXAS — June 8, 2012 — Geokinetics Inc. (NYSE AMEX: GOK) today announced that Richard F. Miles, Chief Executive Officer, will present at the EnerCom’s London Oil & Gas Conference™4 in London, United Kingdom on Wednesday, June 13, 2012 at 11:05 a.m. BST / 6:05 a.m. EST (3:05 a.m. PST, 5:05 a.m. CST).

The slide presentation and a link to the live audio webcast will be available on the Company’s website at http://www.geokinetics.com on Tuesday, June 12, 2012

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Contact:
Richard F. Miles
Chief Executive Officer
Geokinetics
(713) 850-7600